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                                                                     EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 33-73550) pertaining to the 1993 Equity Incentive Plan of Wolverine Tube, Inc.; (ii) the Registration Statement (Form S-8 No. 33-73490) pertaining to the 1993 Stock Option Plan for Outside Directors of Wolverine Tube, Inc.; and (iii) the Registration Statement (Form S-8 No. 33-87687) pertaining to the Savings Plan of Wolverine Tube, Inc. of our report dated February 4, 2000, with respect to the consolidated financial statements of Wolverine Tube, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

Our audit also included the financial statement schedule of Wolverine Tube, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                              /s/ Ernst & Young


Birmingham, Alabama
March 29, 2000